As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Montrose Environmental Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-4195044 (I.R.S. Employer Identification No.)

Montrose Environmental Group, Inc.

5120 Northshore Drive

North Little Rock, Arkansas 72118

(501) 900-6400

(Address of Principal Executive Offices, Zip Code)

Montrose Environmental Group, Inc. Amended and Restated 2017 Stock Incentive Plan
(Full title of the plan)

Vijay Manthripragada

President and Chief Executive Officer

Montrose Environmental Group, Inc.

5120 Northshore Drive

North Little Rock, Arkansas 72118

(501) 900-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nasym Afsari General Counsel and Secretary 5120 Northshore Drive North Little Rock, Arkansas 72118 (501) 900-6400	Sean C. Feller Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, CA 90067 (310) 552-8500

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Montrose Environmental Group, Inc. (the “Registrant”) relating to additional shares of its common stock, par value $0.000004 per share (the “Common Stock”), available for issuance pursuant to the Montrose Environmental Group, Inc. Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”). The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 1, 2020 (SEC File No. 333-248533), March 26, 2021 (SEC File No. 333-254764), March 1, 2022 (SEC File No. 333-263162), March 1, 2023 (SEC File No. 333-270174), February 29, 2024 (SEC File No. 333-277515), and March 3, 2025 (SEC File No. 333-285494) together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.
Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on July 14, 2020 (File No. 333-239542)).

4.2	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2024).
4.3	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 9, 2025).
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 14, 2024.
5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereof).
99.1

Montrose Environmental Group, Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.26 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 14, 2020 (File No. 333-239542)).

107	Calculation of Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Little Rock, State of Arkansas, on February 26, 2026.

MONTROSE ENVIRONMENTAL GROUP, INC.

(Registrant)

By: /s/ Nasym Afsari

Nasym Afsari
General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vijay Manthripragada, Allan Dicks and Nasym Afsari, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, in connection with the Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing power of attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026
/s/ Vijay Manthripragada Vijay Manthripragada
	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2026
/s/ Allan Dicks Allan Dicks
/s/ J. Miguel Fernandez de Castro J. Miguel Fernandez de Castro	Director	February 26, 2026

February 26, 2026
Director
/s/ Vincent Colman Vincent Colman
/s/ Peter M. Graham Peter M. Graham	Director	February 26, 2026

Signature	Title	Date
	Director	February 26, 2026
/s/ Robin L. Newmark Robin L. Newmark
	Chairman of the Board; Director	February 26, 2026
/s/ Richard E. Perlman Richard E. Perlman
	Director	February 26, 2026
/s/ J. Thomas Presby J. Thomas Presby
/s/ James K. Price	Director	February 26, 2026
James K. Price
/s/ Janet Risi Field Janet Risi Field	Director	February 26, 2026